             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                ____________________________

                          FORM 8-K

                 ___________________________

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):
                      October 16, 1995



               CABLEVISION SYSTEMS CORPORATION
   (Exact Name of Registrant as specified in its charter)


                          Delaware
                  (State of Incorporation)


          1-9046                             11-2776686
   (Commission File Number)                (IRS Employer
                                      Identification Number)



       One Media Crossways, Woodbury, New York  11797
          (Address of principal executive offices)

     Registrant's telephone number, including area code:
                       (516) 364-8450

     Item 5.   Other Events


     (a) On October 16, 1995, the Board of Directors of Cablevision Systems Corporation (the "Registrant" or the "Company") elected James L. Dolan to succeed Charles F. Dolan as Chief Executive Officer of the Company effective immediately. Charles F. Dolan remains as Chairman of the Board of the Company. James L. Dolan, a son of Charles F. Dolan, has been Chief Executive Officer of Rainbow Programming Holdings, Inc. since 1992 and has been a member of the Board of Directors of the Company since 1991.

     (b) The Company hereby restates the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 as follows:

Liquidity and Capital Resources

     For financing purposes, the Company is structured as the Restricted Group, consisting of Cablevision Systems Corporation and certain of its subsidiaries and an unrestricted group of certain subsidiaries which includes V Cable, Inc. ("V Cable"), Rainbow Programming Holdings, Inc. ("Rainbow Programming") and Cablevision MFR, Inc. On
October 14, 1994, Cablevision of New York City ("Cablevision of NYC"), formerly an unrestricted subsidiary, became a member of the Restricted Group.

     The following table presents selected historical results of operations and other financial information related to the captioned groups or entities for the six months ended June 30, 1995. (Rainbow Programming, Rainbow Advertising Sales Corporation ("Rainbow Advertising"), American Movie Classics Company ("AMCC"), and a radio station located in Cleveland, Ohio are included in "Other Unrestricted Subsidiaries").


                            Core                          Total                                          Other          Cablevision
                         Restricted                     Restricted      V Cable,       Cablevision    Unrestricted       Systems
                           Group          CNYC            Group           Inc.             MFR        Subsidiaries      Corporation
                         ----------       ----          ----------      --------       -----------    ------------      -----------
                                                      (Dollars in thousands)
Net revenues            $  229,381      $ 97,725        $  327,106      $ 72,789        $ 37,570        $ 71,670        $ 509,135
Operating expenses:
  Technical                 85,261        45,150           130,411        29,016          12,200          21,616          193,243

  Selling, general and
  administrative            37,106        25,779            62,885        10,844           5,924          51,958          131,611

  Depreciation and
    amortization            60,846        20,637            81,483        33,965          32,657          11,432          159,537
                        ----------     ---------       -----------     ---------        --------        --------       ----------
Operating profit (loss) $   46,168(1)  $   6,159(1)    $    52,327     $  (1,036)       $(13,211)       $(13,336)      $   24,744
                        ==========     =========       ===========     =========        ========        ========       ==========
Currently payable
  interest expense      $   74,541     $   5,751       $    80,292     $  25,450        $ 14,119        $  6,712       $  126,573
                        ==========     =========       ===========     =========        ========        ========       ==========
Total interest expense  $   75,829     $   6,207       $    82,036     $  51,496        $ 14,328        $  7,458       $  155,318
                        ==========     =========       ===========     =========        ========        ========       ==========
Senior debt             $1,014,375     $ 138,600       $ 1,152,975      $880,888        $209,000        $148,028       $2,390,891
                        ==========     =========       ===========     =========        ========        ========       ==========
Subordinated debt       $  623,571     $       -       $   623,571      $      -        $141,268(3)     $      -       $  764,839
                        ==========     =========       ===========     =========        ========        ========       ==========
Obligation to related
  party                 $        -     $ 190,212(2)    $   190,212      $      -        $      -        $      -       $  190,212
                        ==========     =========       ===========     =========        ========        ========       ==========
Deficit investment
  in affiliates         $  420,098     $       -       $   420,098      $      -        $      -        $ 16,223       $  436,321
                        ==========     =========       ===========     =========        ========        ========       ==========
Capital expenditures    $   52,015     $  45,213       $    97,228      $ 13,163        $  5,840        $  2,955       $  119,180(4)
                        ==========     =========       ===========     =========        ========        ========       ==========
Ending cable
  subscribers              950,000       371,000         1,321,000       372,000         173,000               -        1,866,000
                        ==========     =========       ===========     =========        ========        ========       ==========

_________________________

(1)  Includes management fees from CNYC of $3,420.

(2) Obligation of NYC LP Corp., a wholly-owned Restricted Group subsidiary, relating to the CNYC acquisition.

(3)  Guaranteed by the Restricted Group.

(4)  Includes intercompany elimination of $6.

Restricted Group

     On March 10, 1995 the Company, through Rainbow Programming, invested $110 million in the acquisition of Madison Square Garden. The funds were provided by borrowings under the Restricted Group's $1.5 billion credit agreement (the "Credit Agreement").

     On August 4, 1995 the Restricted Group, including Cablevision of NYC, had total usage under the Credit Agreement of $1,149.6 million and Letters of Credit of $22.4 million issued on behalf of the Company and Cablevision of NYC. Unrestricted and undrawn funds available to the Restricted Group under the Credit Agreement amounted to approximately $328 million at August 4, 1995. The Credit Agreement contains certain financial covenants that may limit the Restricted Group's ability to utilize all of the undrawn funds available thereunder, including covenants requiring the Restricted Group to maintain certain financial ratios and restricting the permitted uses of borrowed funds.

     As of August 4, 1995 the Company and Cablevision of NYC had entered into interest exchange (swap and interest rate cap) agreements with several of their banks on a notional amount of $275 million, on which the Company pays a fixed rate of interest and receives a variable rate of interest for specified periods, with an average maturity of two years. The average effective annual interest rate on all bank debt outstanding as of July 31, 1995 was approximately 8.4%.

     The Company believes for the Restricted Group that, subject to the limitations described in the following paragraphs, internally generated funds together with funds available under the Credit Agreement will be sufficient through December 31, 1996 to (i) meet its debt service requirements, including its amortization requirements under the Credit Agreement, (ii) fund its ongoing capital expenditures, including those related to Cablevision of NYC and the required upgrades under the New York upgrade agreement, (iii) fund its anticipated investments in Cablevision of NYC and the $5.6 million annual payment to Charles F. Dolan in connection with the Cablevision of NYC acquisition, (iv) fund payments with respect to the proposed Cablevision of Boston Limited Partnership ("Cablevision of Boston") acquisition and (v) fund any anticipated equity requirements in A-R Cable Services, Inc. ("A-R Cable") and/or V Cable.

     The Company intends to incur additional expenditures to sufficiently upgrade its plant to facilitate the startup of such adjunct businesses as information services; video on demand and near video on demand; and residential telephony. To successfully implement these plans, the Company will require additional capital from the sale of equity in the capital markets or to a strategic investor.


V Cable

     The long-term credit facilities extended by General Electric
Capital Corporation ("GECC") to V Cable and VC Holding, Inc. ("VC

Holding") on December 31, 1992, refinanced all of V Cable's pre-existing debt. Under the credit agreement between V Cable and GECC (the "V Cable Credit Agreement"), GECC has provided a term loan (the "V Cable Term Loan") in the amount of $25.9 million, as of June 30, 1995, which loan accretes interest at a rate of 10.62% compounded semi-annually until December 31, 1997 (the reset date) and is payable in full on December 31, 2001. Under the credit agreement between VC Holding and GECC, GECC has extended to VC Holding a $501.9 million term loan (the "Series A Term Loan"), a $258.4 million term loan (the "Series B Term Loan") and a $25 million revolving line of credit (the "Revolving Line"). The Series A Term Loan and any amounts drawn under the Revolving Line pay current cash interest and mature on December 31, 2001. The Series B Term Loan does not pay cash interest but rather accretes interest at a rate of 10.62% compounded semi-annually until December 31, 1997 (the reset date) and is payable in full on December 31, 2001. On August 1, 1995 VC Holding had $2.5 million outstanding under the Revolving Line and had letters of credit issued approximating $1.1 million. Accordingly, unrestricted and undrawn funds under VC Holding Revolving Line amounted to approximately $21.4 million on August 1, 1995.

     The VC Holding Credit Agreement also provides for the assumption by VC Holding of certain loans of U.S. Cable Television Group, L.P. ("U.S. Cable"), the present value of which amounted to $92.2 million at June 30, 1995. VC Holding and V Cable are required to apply all consolidated available cash flow (as defined), as well as the net proceeds of any disposition of assets, to the reduction of the VC Holding Term Loans and the V Cable Term Loan. A mandatory prepayment of the Series A Term Loan amounting to approximately $3.1 million was made on April 14, 1995 in accordance with this requirement.

     For a discussion of a general, non-binding letter of intent that V Cable and VC Holding have entered into with GECC regarding certain transactions (the "Proposed V Cable Transactions") with respect to V Cable and VC Holding, see "Item 5--Recent Developments--Proposed V Cable Transactions" in the Form 8-K filed on September 7, 1995.

     There can be no assurances that the Proposed V Cable Transactions will be consummated or will be consummated in the form described in the letter of intent. If the Proposed V Cable Transactions, or similar transactions with respect to V Cable, fail to occur, then V Cable believes that it is likely that it will be unable to meet certain of its financial covenants as of December 31, 1995. To remedy the anticipated covenant defaults, V Cable may request waivers and/or amendments to its credit agreement and/or seek equity contributions from the Restricted Group. During 1995, the Restricted Group has made equity contributions aggregating $2.3 million to enable V Cable to meet certain of its financial covenants. There can be no assurance as to V Cable's ability to accomplish either of these alternatives in the future or the terms or timing of such alternatives. Assuming any covenant defaults are waived or cured, V Cable anticipates that its cash flow from operations and amounts available under the VC Holding revolving credit line will be sufficient to service its debt, to fund its capital expenditures and to meet its working capital requirements through 1996.

Monmouth and Riverview

     Monmouth Cablevision Associates ("Monmouth Cable") and Riverview Cablevision Associates, L.P. ("Riverview Cable" and collectively with Monmouth Cable, "Monmouth/Riverview") are party to a credit facility, as amended on May 12, 1995, with a group of banks led by NationsBank of Texas, N.A., as agent (the "Monmouth/Riverview Credit Facility"). The maximum amount available to Monmouth/Riverview under the Monmouth/Riverview Credit Facility is $285 million with a final maturity at June 30, 2003. The facility is a reducing revolving loan, with scheduled facility reductions beginning on March 31, 1996 resulting in a 15% reduction by December 31, 1998. As of August 4, 1995, Monmouth/Riverview had outstanding bank borrowings of $207 million. Unrestricted and undrawn funds available to Monmouth/Riverview under the Monmouth/Riverview Credit Facility amounted to approximately $78 million at August 4, 1995. The Monmouth/Riverview Credit Facility contains certain financial covenants that may limit Monmouth/Riverview's ability to utilize all of the undrawn funds available thereunder, including covenants requiring Monmouth/Riverview to maintain certain financial ratios. Under the terms of the Monmouth/Riverview Credit Facility, Monmouth/Riverview is prohibited from transferring funds to Cablevision MFR. The weighted average interest rate on all bank indebtedness as of July 31, 1995 was approximately 8.6%.

     Monmouth/Riverview have entered into interest rate swap and cap agreements with several banks on a notional amount of $130 million on which the Company pays a fixed rate of interest and receives a variable rate of interest for specified periods, with an average maturity of 16 months.

     The Company believes that for Monmouth/Riverview, internally generated funds together with funds available under its existing credit agreement will be sufficient to meet its debt service requirements including its amortization requirements and to fund its capital expenditures through 1996.

Rainbow Programming

     In July 1994, Rainbow Programming entered into a $105 million credit facility with a group of banks. On January 27, 1995 Rainbow entered into an amended and restated credit facility with Toronto-Dominion (Texas), Inc., and Canadian Imperial Bank of Commerce, as co-agents and a group of banks for $202 million of which $108 million was drawn on such date to refinance the original facility. On July 12, 1995 Rainbow Programming consummated the purchase of National Broadcasting Company's ("NBC") interests in SportsChannel (New York) Associates and Rainbow News 12 Company for approximately $95.5 million, giving Rainbow Programming a 100% interest in SportsChannel (New York) Associates and Rainbow News 12 Company. The purchase was financed by an additional drawdown of $94 million under Rainbow Programming's $202 million amended and restated credit facility and by a $2.5 million equity contribution from the Company for the balance of the purchase price and related fees. The proceeds of the initial

$105 million loan plus $76 million of equity from the Company were used to purchase Liberty Media Corporation's 50% interest in AMCC giving Rainbow Programming a 75% ownership interest in AMCC. The credit facility is payable in full at maturity on December 31, 1996 and bears interest at varying rates based upon the banks' Base Rate or Eurodollar Rate, as defined in the credit agreement. Repayment of the loan is anticipated to be made by Rainbow Programming from one or a combination of the following: (i) internally generated funds; (ii) refinancing the existing Rainbow Programming $202 million credit facility; (iii) refinancing the existing $57 million credit agreement of AMCC; (iv) the sale of equity interests in, or assets of, the programming businesses; and (v) advances from the Restricted Group. The loan is secured by a pledge of the Company's stock in Rainbow Programming and is guaranteed by the subsidiaries of Rainbow Programming as permitted.

     Rainbow Programming's financing needs have been funded by the Restricted Group's investments in and advances to Rainbow Programming, by sales of equity interests in the programming businesses and, in the case of one of the programming businesses, through separate external debt financing. The Company expects that the future cash needs of Rainbow Programming's current programming partnerships will increasingly be met by internally generated funds, although certain of such partnerships will at least in the near future rely to some extent upon their partners (including Rainbow Programming) for certain cash needs. The partners' contributions may be supplemented through the sale of additional equity interests in, or through the incurrence of indebtedness by, such programming businesses.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (b)  Pro Forma Financial Information

          The Registrant files herewith the pro forma financial information that would be required pursuant to Article 11 of Regulation S-X for the six months ended June 30, 1995.

       Condensed Pro Forma Consolidated Financial Information

     The following condensed pro forma consolidated balance sheet as of June 30, 1995 presents the Company's financial position as adjusted to give effect to the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions, as if they had occurred as of that date. The following condensed pro forma consolidated statement of operations for the year ended December 31, 1994 presents the Company's consolidated results of operations as adjusted to give effect to (i) the acquisition (the "AMCC Acquisition") of partnership interests in AMCC, (ii) the acquisition of substantially all of the assets of Monmouth Cable, Riverview Cable and Framingham Cablevision Associates, Limited Partnership ("Framingham Cable"), (iii) the proposed acquisition of Cablevision of Boston, and (iv) the Proposed
V Cable Transactions as if the acquisition of interests in AMCC, the acquisition of Monmouth Cable, Riverview Cable and Framingham Cable, the acquisition of Cablevision of Boston and the Proposed V Cable Transactions had occurred at the beginning of the periods presented. The following condensed pro forma consolidated statement of operations for the six months ended June 30, 1995 presents the Company's consolidated results of operations as adjusted to give effect to the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions as if the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions had occurred at the beginning of the periods presented. The condensed pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements and notes thereto incorporated herein by reference. The pro forma financial information is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions occurred on the dates indicated nor does it purport to indicate the future results of operations or the future financial condition of the Company.

           Condensed Pro Forma Consolidated Balance Sheet
                           June 30, 1995
                       (Dollars in thousands)

                                                        Pro Forma Adjustments*
                                                        ----------------------

                                                                               Proposed
                                                          Cablevision of       V Cable
                                          Historical         Boston          Transactions   Pro Forma
                                          ----------      --------------     ------------   ---------

               ASSETS
               ------
Cash and cash equivalents.............  $     23,487    $    5,967(1)      $      236(4)  $     22,690

                                                            (3,000)(2)         (4,000)(5)

Accounts receivable, trade............        71,406         2,165(1)             331(4)        73,902

Notes and other receivables...........        17,872           601(1)             502(4)        18,975

Prepaid expenses and other current
assets................................        13,256           470(1)             464(4)        14,190

Property, plant and equipment, net....       916,312        35,863(1)         103,604(4)     1,055,779

Investments in and advances to
affiliates............................       182,080       (17,462)(1)            324(4)       164,942

Feature film inventory................       151,113                                           151,113

Intangible assets, net................       795,631       114,188(2)         133,610(6)     1,042,204

                                                            (1,225)(3)

Deferred financing, interest
expense and other costs, net .........        83,711         1,000(2)         (33,617)(5)       51,094
                                         -----------     ---------          ---------      -----------
                                         $ 2,254,868     $ 138,567          $ 201,454      $ 2,594,889
                                         ===========     =========          =========      ===========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Accounts payable................         $   117,203    $    9,286(1)      $    9,381(4)   $   135,870

Accrued expenses................             213,562         9,186(1)          10,690(4)       233,438

Accounts payable to affiliates..              27,577           665(1)                           28,242

Feature film rights payable.....             131,026                                           131,026

Bank debt.......................           1,499,762        80,773(2)                        1,580,535

Senior debt.....................             880,888                          215,000(4)       595,888

                                                                             (500,000)(5)

Subordinated debentures.........             623,571                                           623,571

Subordinated notes payable......             141,268                                           141,268

Obligation to related party.....             190,212                                           190,212

Capital lease obligations and other debt      10,241         2,048(1)                           12,289
                                         -----------     ---------          ---------      -----------
                                           3,835,310       101,958           (264,929)       3,672,339
                                         -----------     ---------          ---------      -----------
Deficit investment in affiliates             436,321                                           436,321
                                         -----------     ---------          ---------      -----------
Stockholders' deficiency:

Preferred stock................                    2                                5(5)             7

Common stock...................                  238             6(2)                              244

Par value in excess of capital
contributed                                  (71,888)       37,828(2)         499,995(5)       464,710

                                                            (1,225)(3)

 Accumulated deficit............          (1,941,878)                         (33,617)(5)   (1,975,495)

                                          (2,013,526)       36,609            466,383       (1,510,534)

Less, treasury stock, at cost
(50,000 shares)                               (3,237)                                           (3,237)
                                         -----------     ---------          ---------      -----------
                                          (2,016,763)       36,609            466,383       (1,513,771)
                                         -----------     ---------          ---------      -----------
                                         $ 2,254,868     $ 138,567          $ 201,454      $ 2,594,889
                                         -----------     ---------          ---------      -----------

* See Note A of Notes to Condensed Pro Forma Consolidated Financial Statements.

          Consolidated Pro Forma Consolidated Statement Of Operations

                     For the Year Ended December 31, 1994
                 (Dollars in thousands, except per share data)


                                                                    PRO FORMA ADJUSTMENTS*
                                                  ------------------------------------------------------------
                                                                   MONMOUTH
                                                                     CABLE,
                                                                RIVERVIEW CABLE
                                                   AMERICAN           AND          CABLEVISION      PROPOSED
                                                    MOVIE         FRAMINGHAM           OF           V CABLE
                                     HISTORICAL    CLASSICS          CABLE           BOSTON       TRANSACTIONS    PRO FORMA
                                     ----------   -----------   ---------------   -------------   ------------    ----------
Net Revenues......................   $ 837,169    $50,951 (7)   $ 47,286 (13)     $ 59,239 (19)   $ 71,960 (22)   $1,066,605
                                     ----------   -------       --------          --------        --------        ----------
Operating expenses:
   Technical......................     302,885     16,262 (7)     15,127 (13)       26,749 (19)     29,674 (22)      390,697
   Selling, general and
      administrative..............     195,942     16,105 (7)      9,199 (13)       17,119 (19)     20,776 (22)      254,162
                                                     (859)(11)    (2,028)(16)       (2,092)(20)
   Restructuring charge...........       4,306                                                                         4,306
   Depreciation and
      amortization................     271,343        142 (7)     12,488 (13)        8,428 (19)     41,861 (22)      379,478
                                                   10,827 (12)    27,273 (14)       11,038 (20)     (3,922)(26)
                                     ----------   -------       --------          --------        --------        ----------
                                       774,476     42,477         62,059            61,242          88,389         1,028,643
                                     ----------   -------       --------          --------        --------        ----------
   Operating profit (loss)........      62,693      8,474        (14,773)           (2,003)        (16,429)           37,962
Other income (expense)
   Interest expense...............    (263,299)    (1,510)(7)     (4,657)(13)       (8,955)(19)    (24,195)(22)     (266,443)
                                                   (7,615)(9)    (11,093)(15)        1,552 (21)     47,323 (23)
                                                                                                     6,006 (25)
 Interest income..................       1,518        305 (7)         59 (13)          216 (19)        236 (22)        2,334
   Share of affiliates' net loss..     (82,864)    (4,304)(10)      (521)(17)                        8,594 (22)      (79,367)
                                                                    (272)(18)
   Write off of deferred
      financing costs.............      (9,884)                                                                       (9,884)
   Loss on redemption
      of debt.....................      (7,088)                                                                       (7,088)
   Provision for preferential.....      (5,600)                                                                       (5,600)
      payment to related party....
   Minority interest..............      (3,429)    (4,321)(8)                                                         (7,750)
   Miscellaneous, net.............      (7,198)       (23)(7)       (131)(13)         (307)(19)     (1,280)(22)       (8,939)
                                     ----------   -------       --------          --------        --------        ----------
Loss before extraordinary item....    (315,151)    (8,994)       (31,388)           (9,497)         20,255          (344,775)
Extraordinary item:
 Loss on redemption of debt.......                                                                 (40,457)(23)      (40,457)
                                     ----------   -------       --------          --------        --------        ----------
Net loss..........................    (315,151)    (8,994)       (31,388)           (9,497)        (20,202)         (385,232)
Preferred stock dividend
   requirement....................      (6,385)                                                    (43,403)(24)      (49,788)
                                     ----------                                                   --------        ----------
Net loss applicable to
   common shareholders............   $(321,536)   $(8,994)      $ (31,388)         $(9,497)       $(63,605)       $ (435,020)
                                     ==========   =======       ========          ========        ========        ==========
Loss per common
 share before extraordinary item..     $(13.72)                                                                      $(16.42)
Extraordinary item................           -                                                                         (1.68)
                                     ----------                                                                   ----------
Net loss per common share.........     $(13.72)                                                                      $(18.10)
                                     ==========                                                                   ==========
   Average number of
       common shares
       outstanding (in
       thousands).................       23,444                                         593 (19)                       24,037
                                     ==========                                   ========                        ==========

* See Note B of Notes to Condensed Pro Forma Consolidated Financial Statements.

          Consolidated Pro Forma Consolidated Statement of Operations

                    For the Six Months Ended June 30, 1995
                 (Dollars in thousands, except per share data)


                                                                        PRO FORMA ADJUSTMENTS*
                                                                     -----------------------------
                                                                      CABLEVISION       PROPOSED
                                                                           OF           V CABLE
                                                        HISTORICAL       BOSTON       TRANSACTIONS    PRO FORMA
                                                        ----------   --------------   ------------    ---------
Net Revenues..........................................   $ 509,135   $ 30,671 (27)    $ 37,892 (30)   $ 577,698
                                                        ----------   --------         --------        ---------
Operating expenses:
 Technical............................................     193,243     14,334 (27)      16,596 (30)     224,173
 Selling, general and administrative..................     131,611      9,510 (27)      11,004 (30)     151,035
                                                                       (1,090)(28)
 Depreciation and amortization........................     159,537      4,421 (27)      19,560 (30)     187,419
                                                                        5,519 (28)      (1,618)(34)
                                                        ----------   --------         --------        ---------
                                                           484,391     32,694           45,542          562,627
                                                        ----------   --------         --------        ---------
Operating profit (loss)...............................      24,744     (2,023)          (7,650)          15,071
Other income (expense)
 Interest expense.....................................    (155,318)    (5,397)(27)     (12,642)(30)    (137,566)
                                                                        1,753 (29)      30,477 (31)
                                                                                         3,561 (33)
 Interest income......................................         790        162 (27)          38 (30)         990
 Share of affiliates' net income (loss)...............     (52,692)                      2,840 (30)     (49,852)
 Write off of deferred financing costs................      (2,888)                                      (2,888)
 Provision for preferential payment to related party..      (2,800)                                      (2,800)
 Minority interest....................................      (4,276)                                      (4,276)
 Miscellaneous, net...................................      (2,999)       (89)(27)        (237)(30)      (3,325)
                                                        ----------   --------         --------        ---------
Net loss..............................................    (195,439)    (5,594)          16,387         (184,646)
Preferred stock dividend requirement..................      (4,918)                    (21,075)(32)     (25,993)
                                                        ----------   --------         --------        ---------
Net loss applicable to common shareholders............   $(200,357)   $(5,594)        $ (4,688)       $(210,639)
                                                        ==========   ========         ========        =========
Net loss per common share.............................      $(8.45)                                      $(8.67)
                                                        ==========                                    =========
Average number of common shares outstanding
   (in thousands).....................................      23,710        593 (27)                       24,303
                                                        ==========   ========                         =========

* See Note C of Notes to Condensed Pro Forma Consolidated Financial Statements.

NOTE A--NOTES TO CONDENSED PRO FORMA BALANCE SHEET AS OF JUNE 30, 1995

CABLEVISION OF BOSTON ACQUISITION

(1) As a result of the acquisition of Cablevision of Boston, the assets and liabilities purchased will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (1) reflect the consolidation of such amounts as of the balance sheet date.

(2) Represents (a) the total cost of interests in Cablevision of Boston not owned by the Company to be paid by the issuance of Class A Common Stock of the Company valued at $37,834,000, (b) estimated transaction costs of $2,000,000 and financing costs of $1,000,000, (c) bank borrowings of $80,773,000 to be used to refinance Cablevision of Boston's bank debt and accrued interest thereon of $61,106,000 and repay amounts owed to Mr .

    Dolan aggregating $19,667,000 for management fees, loans, accrued interest thereon and preferred equity and (d) the excess ($114,188,000) of the purchase price over the value of the net liabilities acquired.

(3) Represents the amount paid to Mr. Dolan for his general partnership interest and the assumption of his share of the excess liabilities over net assets of Cablevision of Boston ($1,225,000) (such amount to be charged to par value in excess of capital contributed). Interests in the Dolan-owned assets and liabilities are recorded in the pro forma balance sheet at Cablevision of Boston's historical cost.


PROPOSED V CABLE TRANSACTIONS

(4) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the assets and liabilities of U.S. Cable will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (4) reflect the consolidation of such amounts as of the balance sheet date.

(5) In connection with the Proposed V Cable Transactions, the Company will redeem the outstanding preferred stock on the books of U.S. Cable for $4,000,000 and will issue $500,000,000 of its preferred stock to GECC. The proceeds from this issuance will be used to repay $450,000,000 of V Cable and/or VC Holding debt to GECC and provide V Cable with $50,000,000 to make a preferred capital contribution to U.S. Cable, which will repay an equivalent amount of its debt to GECC. Deferred interest expense of $33,617,000 related to V Cable's assumption of U.S. Cable's debt in the 1992 V Cable Reorganization will be written off in connection with the repayment of such debt.

(6) Represents the excess ($133,610,000) of the purchase price of U.S. Cable over the value of the net liabilities acquired.


NOTE B--NOTES TO CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994

AMERICAN MOVIE CLASSICS COMPANY ACQUISITION

(7) As a result of the AMCC Acquisition, which was consummated on July 11, 1994, the results of operations of AMCC are combined with the Company's consolidated results of operations. The adjustments referenced by this Note
    (7) reflect the
    consolidation of such amounts for the period January 1, 1994 through July 10, 1994.

(8) Represents the 25.1% minority partnership interest in the results of operations of AMCC owned by National Broadcasting Company, Inc. and Liberty Media Corporation.

(9) Represents interest expense, at 8.0% per annum, on the $181,903,000 of debt incurred by the Company to fund the purchase of the additional approximate 50% interest in AMCC. NBC will not share in this expense.

(10) Represents the income of AMCC previously recorded by the Company using the equity method of accounting.

(11) Represents the elimination of management fees paid to the former partner by AMCC. In connection with the purchase of the approximate 50% interest in AMCC, the Company also purchased the right to receive such fees in the future.

(12) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired resulting from the purchase of the additional approximate 50% interest in AMCC. NBC will not share in this expense.


MONMOUTH CABLE, RIVERVIEW CABLE AND FRAMINGHAM CABLE ACQUISITION

(13) As a result of the acquisition of Monmouth Cable and Riverview Cable, which was consummated on August 8, 1994, the results of operations of Monmouth Cable and Riverview Cable are combined with the Company's consolidated results of operations. The adjustments referenced by this Note (13) reflect the consolidation of such amounts for the period January 1, 1994 through August 7, 1994.

(14) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $39,761,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $12,488,000.

(15) Represents interest expense of $15,750,000 attributable to $237,800,000 of bank borrowings (interest expense of $10,444,000 at a 7.32% interest rate); $132,158,000 of 6% senior subordinated notes (interest expense of $4,758,000); $9,110,000 of a 6% indemnification note (interest expense of $328,000); and amortization of deferred finance costs of $220,000 offset by pre-acquisition interest expense of $4,657,000 incurred by Monmouth Cable and Riverview Cable.

(16) Represents the elimination of management fees of $2,378,000 paid to former general partners by Monmouth Cable and Riverview Cable and the elimination of an adjustment ($350,000) made in the first half of 1994 to reduce prior period overaccruals of franchise fees.

(17) As a result of the acquisition of Framingham Cable, which was consummated on August 8, 1994, by the Company and Warburg Pincus Investors, L.P., a 30% Pre-Payout Interest in the results of Framingham Cable will be combined with the Company's consolidated results of operations. The adjustment referenced by this Note (17) reflects the 30% Pre-Payout Interest for the period January 1, 1994 through August 7, 1994.

(18) Represents the Company's 30% share of reduced costs for Framingham Cable management fees of $56,000, offset by additional expenses relating to the Framingham Cable acquisition for depreciation and amortization of $249,000 and interest of $79,000.

CABLEVISION OF BOSTON ACQUISITION

(19) As a result of the acquisition of Cablevision of Boston (and related issuance of approximately 593,000 shares of the Company's Class A Common Stock), the results of operations of Cablevision of Boston will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (19) reflect the consolidation of such amounts for the year ended December 31, 1994.

(20) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $11,296,000 for the period, offset by the elimination of amortization of previous intangibles of $258,000 and the elimination from selling, general and administrative expenses of management fees payable by Cablevision of Boston to Cablevision Systems Services Corporation ($2,092,000).

(21) Represents interest expense of $7,188,000 attributable to $80,773,000 of bank debt (8.9% interest rate) reduced by pre-acquisition interest expense of $8,740,000 incurred by Cablevision of Boston on its bank debt and debt owed to Mr. Dolan and the Company.


PROPOSED V CABLE TRANSACTIONS

(22) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (22) reflect the consolidation of such amounts for the year ended December 31, 1994 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(23) Represents the reduction in interest expense of $47,323,000, at an average interest rate of 10.5%, resulting from the net repayment of $450,000,000 of V Cable and/or VC Holding debt from the proceeds of the issuance of the preferred stock in the Proposed V Cable Transactions. In addition, the Company will write off deferred interest and financing costs of $40,457,000 in connection with the repayment of U.S. Cable debt assumed by V Cable in the 1992 V Cable Reorganization.

(24) Represents the dividends payable to GECC on the preferred stock to be issued in the Proposed V Cable Transactions. This amount does not take into account any gross up required to be paid to a holder of preferred stock failing to obtain a dividends received deduction.

(25) Represents the reduction in interest expense, at an average interest rate of 12.0%, resulting from the repayment of $50,000,000 of U.S. Cable debt from the proceeds of the issuance of preferred stock and certain reductions in U.S. Cable's debt resulting from the Proposed V Cable Transactions.

(26) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $37,939,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $41,861,000.

NOTE C -- NOTES TO CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1995

CABLEVISION OF BOSTON ACQUISITION

(27) As a result of the acquisition of Cablevision of Boston (and related issuance of approximately 593,000 shares of the Company's Class A Common Stock), the results of operations of Cablevision of Boston will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (27) reflect the consolidation of such amounts for the six months ended June 30, 1995.

(28) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $5,648,000 for the period, offset by the elimination of amortization of previous intangibles of $129,000 and the elimination from selling, general and administrative expenses of management fees payable by Cablevision of Boston to Cablevision Systems Services Corporation ($1,090,000).

(29) Represents interest expense of $3,565,000 attributable to $80,773,000 of bank debt (8.9% interest rate) reduced by pre-acquisition interest expense of $5,318,000 incurred by Cablevision of Boston on its bank debt and debt owed to Mr. Dolan and the Company.


PROPOSED V CABLE TRANSACTIONS

(30) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (30) reflect the consolidation of such amounts for the six months ended June 30, 1995 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(31) Represents the reduction in interest expense of $23,672,000, at an average interest rate of 10.6%, resulting from the net repayment of $450,000,000 of V Cable and/or VC Holding debt from the proceeds of the issuance of the preferred stock in the Proposed V Cable Transactions. In addition, amortization of deferred interest and financing costs of $6,805,000 is eliminated in connection with the repayment of U.S. Cable debt assumed by V Cable in the 1992 V Cable Reorganization. Because the write-off of deferred interest and financing costs related to this transaction has been reflected in the Condensed Pro Forma Consolidated Statement of Operations for the year ended December 31, 1994, no such write-off has been made in the Condensed Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1995.

(32) Represents the dividends payable to GECC on the preferred stock to be issued in the Proposed V Cable Transactions. This amount does not take into account any gross up required to be paid to a holder of preferred stock failing to obtain a dividends received deduction.

(33) Represents the reduction in interest expense, at an average interest rate of 11.6%, resulting from the repayment of $50,000,000 of U.S. Cable debt from the proceeds of the issuance of preferred stock and certain reductions in U.S. Cable's debt resulting from the Proposed V Cable Transactions.

(34) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $17,942,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $19,560,000.

         (c)  Exhibits

(99) Press release, dated October 16, 1995.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CABLEVISION SYSTEMS CORPORATION



                              By: /s/ Barry J. O'Leary
                                  _____________________________________
                                  Barry J. O'Leary
                                  Senior Vice President, Finance
                                    and Treasurer


Dated: October 16, 1995